UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021

Clover Health Investments, Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39252	98-1515192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

725 Cool Springs Boulevard, Suite 320, Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(201) 432-2133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	CLOVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On March 1, 2021, Clover Health Investments, Corp. (the “Company” or “we”) issued a press release announcing our financial results for the three months and year ended December 31, 2020 (the “Earnings Release”) and conducted a conference call regarding these financial results. On March 1, 2020, we filed a Current Report on Form 8-K (the “Original 8-K”), under which we furnished the Earnings Release as Exhibit 99.1. The Original 8-K is amended by this Amendment No. 1 to Current Report to include the paragraphs below under the headings “Revision to Previously Announced Fourth Quarter and Full Year 2020 Results of Operations” and “Impact on Financial Outlook.”

Item 2.02. Results of Operations and Financial Condition

Revision to Previously Announced Fourth Quarter and Full Year 2020 Results of Operations.

During the preparation of our audited financial statements for the year ended December 31, 2020, including the finalization of the accounting for the January 7, 2021 merger described in the Earnings Release, and subsequent to the Earnings Release, we recorded an adjustment to our non-cash (gain) loss on derivatives reported in our Consolidated Statements of Operations. This adjustment relates to the valuation of the embedded derivative features of our convertible securities outstanding at December 31, 2020 and the varying treatment of each tranche under applicable derivative accounting guidance. For the quarter ended December 31, 2020, the adjustment decreased the gain on derivatives by $44.8 million from $(51.1) million to $(6.3) million, with a corresponding increase to net loss from $(81.6) million to $(126.4) million for the same period, in each case as compared to the financial information presented in the Earnings Release. For the year ended December 31, 2020, the adjustment decreased the gain on derivatives by $44.8 million from $(138.6) million to $(93.8) million, with a corresponding increase to net loss from $(91.6) million to $(136.4) million for the same period, in each case as compared to the financial information presented in the Earnings Release. On a non-GAAP basis, these adjustments had no impact on adjusted EBITDA or adjusted EBITDA margin reported in the Earnings Release. As a result of this adjustment, management determined that there was a material weakness in our internal control over financial reporting related to the valuation of our derivative liability. The embedded derivative was extinguished upon consummation of the January 7, 2021 merger, and management therefore does not expect this material weakness to recur in future periods. For additional information, see our Annual Report on Form 10-K for the year ended December 31, 2020.

Impact on Financial Outlook

We expect the adjustment described above to result in the Company’s expected non-cash gain on derivatives for the three months ending March 31, 2021 and year ending December 31, 2021 to be materially higher than previously reflected in the Company’s full year 2021 “Financial Outlook” provided in the Earnings Release, which speaks only as of March 1, 2021 and is not otherwise updated by this announcement.

FORWARD-LOOKING STATEMENTS: The statements under “Impact on Financial Outlook” may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of the non-cash impact of adjustments to the Company’s accounting for convertible securities. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to, the Company’s completion of the financial closing process for its first quarter operating results and financial condition. In addition, such statements are made as of March 31, 2021 and are based on management’s current expectations and do not take into account the impact of any future events that may be completed after the date of this Amendment No. 1. Actual results may differ materially from those contained in the forward-looking statements in this Amendment No. 1. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020.

The information in this Amendment No. 1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date: March 31, 2021	/s/ Joseph Wagner
	Name:	Joseph Wagner
	Title:	Chief Financial Officer